Exhibit 99.1

BROCADE CONTACTS
Investor Relations	Media Relations
Shirley Stacy	Leslie Davis
Tel: 408-333-5752	Tel: 408-333-5260
sstacy@brocade.com	lmdavis@brocade.com
BROCADE REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS
Q4 05 Revenue Increases 19% Sequentially
SAN JOSE, Calif.—December 6, 2005—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today reported financial results for its fourth quarter of fiscal year 2005 (Q4 05), which ended October 29, 2005. Net revenues for Q4 05 were $145.5 million, consistent with the Company’s preliminary results announced on November 16, 2005. Revenues for the quarter increased 19 percent from $122.3 million reported in the third quarter of fiscal year 2005 (Q3 05) and decreased six percent from $155.6 million reported in the fourth quarter of fiscal year 2004 (Q4 04). Net revenues for fiscal year 2005 (FY 05) were $574.1 million, a decrease of four percent from $596.3 million reported in fiscal year 2004 (FY 04).
Company sell-through, a measurement of OEM and channel partner sales to end-users, was approximately $160.2 million for the fourth quarter, an increase of 12% from approximately $143.2 million in Q3 05, and consistent with the Company’s preliminary estimate of $157 to $160 million. The Company’s management refers to sell-through information to make decisions regarding operational performance including planning and forecasting of future periods.
Reporting on a GAAP basis, net income for Q4 05 was $1.1 million, or $0.00 per share basic and diluted. This compares to GAAP net loss for Q3 05 of $7.2 million, or $(0.03) per share basic and diluted, and GAAP net income for Q4 04 of $20.3 million, or $0.08 per share basic and diluted.
Non-GAAP net income for Q4 05 was $19.0 million, or $0.07 per share basic and diluted, as compared to non-GAAP net income for Q3 05 of $2.8 million, or $0.01 per share basic and diluted, and non-GAAP net income for Q4 04 of $20.8 million, or $0.08 per share basic and diluted. Non-GAAP net income for Q4 05 excludes net stock-based compensation expenses (benefit), deferred stock compensation expense related to the acquisitions of Rhapsody Networks, Inc. (Rhapsody) and Therion Software Corporation (Therion), costs associated with the completed internal review and ongoing SEC investigation, a reduction of previously recorded restructuring costs, taxes and other fees in connection with the
Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

repatriation of foreign earnings, loss on investments primarily associated with the defeasance of the Company’s 2% Convertible Notes, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q3 05 excludes in-process research and development expense related to the acquisition of Therion, stock-based compensation expenses, deferred stock compensation expense related to the acquisitions of Rhapsody and Therion, costs associated with the then ongoing internal review and continuing SEC investigation, a gain on disposition of a strategic investment, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q4 04 excludes stock-based compensation expense, deferred stock compensation expense related to the acquisition of Rhapsody, and gains related to repurchases of convertible subordinated debt. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
The difference between the Company’s reported revenue and sell through principally represents the reduction in inventory at its OEM partners. During the fourth quarter, several of the Company’s OEM partners reduced inventory on-hand by nearly one week across its switch and director product categories. The Company believes that OEM inventories at the end of Q4 05 were approximately two and a half weeks.
“Our GAAP revenue and reported sell-through were better than we planned and I’m very pleased with our overall performance this quarter,” said Michael Klayko, Brocade Chief Executive Officer. “Strong demand, solid gross margins and some one-time expense savings led to increased profitability and helped generate $39 million in cash from operations.”
Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.
Q4 05 Financial Highlights
•	Q4 05 cash flow from operations was $39.0 million, compared to $2.8 million in Q3 05 and $44.2 million in Q4 04.

•	Cash and investments, net of the Company’s convertible debt as of the end of Q4 05 was $485.5 million compared to $454.9 million as of the end of Q3 05.

•	Day sales outstanding in accounts receivable for Q4 05 were 44 days, compared with 59 days in Q3 05 and 56 days in Q4 04.

•	For Q4 05, three customers, EMC, HP, and IBM, each accounted for 10 percent or more of total revenues and in total represented 71 percent of total revenues.

•	As of October 29, 2005, the Company had 1,160 employees, compared with 1,121 employees as of July 30, 2005 and 1,038 employees as of October 30, 2004.

Q4 05 Business Highlights
During the quarter, Brocade announced a number of new products and programs contributing to broadened availability of the company’s platforms and enhanced customer support, including:
•	Availability of Brocade Tapestry Data Migration Manager, a turnkey solution enabling data center managers to easily perform volume migrations across heterogeneous storage arrays, and enhancements to the Brocade Multiprotocol Router that are designed to support interoperability with McData SANs. Fujitsu also announced plans for US availability of its Eternus storage virtualization application, which is based on the Brocade Fabric Application Platform.

•	Hitachi Data Systems, HP, IBM and Silicon Graphics qualified the new Brocade SilkWorm 48000 Director and 200E entry-level switch for general availability. Fujitsu Siemens Computers added a Brocade embedded SAN switch module to its bladed server portfolio and, in mid-November, IBM qualified a new Brocade 4Gbit/sec embedded SAN module for its bladed servers.

•	The Brocade SilkWorm 200E and 4100 received Microsoft’s ‘Simple SAN for Windows Server’ designation and Brocade Tapestry WAFS was certified as compatible with the next generation of Windows Storage Server.

•	Brocade added four professional services offerings to its portfolio, including: SAN Design and Architecture Assessment, WAFS Design and Integration, MetaSAN Integration, and SAN Life.
The Company also announced the first nine resellers to qualify for its Brocade Tapestry Solutions partner program, upgraded its popular SAN Health analysis tool so that it can now report on both McDATA and Brocade infrastructure, and continued to upgrade its customer education program, which has issued more than 5,000 Brocade SAN professional certifications.
Conference Call
Brocade will host a conference call on Tuesday, December 6, 2005 at 5:30 a.m. PT (8:30 a.m. ET) to discuss its fourth quarter and fiscal year 2005 results. The call will be audio webcast live via the Internet at www.brocade.com/investors. A telephone replay of the conference call will be available approximately two hours after the conference call concludes or 8:30 a.m. PT (11:30 a.m. ET). To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode: 2525657. A replay of the conference call will also be available via webcast at www.brocade.com/investors for twelve months.
Non-GAAP Information
The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains (losses), including the gain related to repurchases of our convertible subordinated debt, gain from the disposition of marketable investment and gain (loss) from disposition of strategic or portfolio investment, and certain costs or benefits, including stock-based compensation expense (benefit), certain expenses relating to our acquisitions of Rhapsody and Therion, including in-process research and development expense, internal review and SEC investigation costs, the restructuring of business operations, and expenses related to repatriation of foreign earnings that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
Cautionary Statement
This press release contains forward-looking statements, including statements regarding the Company’s financial results for the fourth quarter and fiscal year ended October 29, 2005, customer demand for the Company’s products, levels of partner inventory, new product and service offerings, and the Company’s overall product strategy. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, adjustments resulting from the quarter and year-end close process and audit by the Company’s independent auditors of the financial results for fiscal year 2005; market acceptance of the Company’s new product and service offerings, including the rate of customer adoption of such products and services; the ongoing SEC and DOJ investigation, which may result in further changes to the Company’s historical financial results and accounting practices; the Company’s ability to manage inventory levels and distribution channels through the product line transition; the effect of competition, including pricing pressure; the effect of changes in IT spending levels and the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; dependence on limited number of OEM partners; and the Company’s ability to manage its business effectively in a rapidly evolving market. These and other risks are set forth in more detail in the section entitled “Risk Factors”

under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the quarter ended July 30, 2005. Brocade assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade Communications Systems, Inc.
Brocade delivers the industry’s leading platforms and solutions for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of fabric switches and software as the foundation for SAN solutions in organizations of all sizes. In addition, the Brocade Tapestry™ family of application infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their application infrastructures. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
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Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

Net revenues	$145,516	$155,606	$574,120	$596,265
Cost of revenues	64,949	68,724	251,161	268,974

Gross margin	80,567	86,882	322,959	327,291
Operating expenses:
Research and development	34,388	36,177	130,936	141,998
Sales and marketing	26,285	23,261	101,202	102,445
General and administrative	6,866	6,513	25,189	24,593
Internal review and SEC investigation costs	5,201	—	14,027	—
Settlement of an acquisition-related claim	—	—	—	6,943
Amortization of deferred stock compensation	680	107	1,512	537
Restructuring costs	(533)	(1,127)	(670)	8,966
In-process research and development	—	—	7,784	—
Lease termination charge and other, net	—	—	—	75,591

Total operating expenses	72,887	64,931	279,980	361,073

Income (loss) from operations	7,680	21,951	42,979	(33,782)
Interest and other income, net	6,054	4,370	22,656	18,786
Interest expense	(1,997)	(2,325)	(7,693)	(10,677)
Gain on repurchases of convertible subordinated debt	—	1,594	2,318	5,613
Gain (loss) on investments, net	(5,178)	—	(5,062)	436

Income (loss) before provision for income taxes	6,559	25,590	55,198	(19,624)
Income tax provision	5,503	5,302	12,077	14,070

Net income (loss)	$1,056	$20,288	$43,121	$(33,694)

Net income (loss) per share — Basic	$0.00	$0.08	$0.16	$(0.13)

Net income (loss) per share — Diluted	$0.00	$0.08	$0.16	$(0.13)

Shares used in per share calculation — Basic	269,679	263,242	268,176	260,446

Shares used in per share calculation — Diluted	270,311	265,194	270,260	260,446

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Q4 05	Q3 05	Q4 04

Net income (loss) on a GAAP basis	$1,056	$(7,235)	$20,288
Adjustments:
Stock-based compensation expense (benefit) included in cost of revenues	(83)	52	614

Total gross margin adjustments	(83)	52	614

In-process research and development	—	7,784	—
Internal review and SEC investigation costs	5,201	3,722	—
Stock-based compensation expense included in research and development	2	86	1,673
Stock-based compensation expense included in sales and marketing	42	111	493
Stock-based compensation expense included in general and administrative	18	40	393
Professional fees related to repatriation of foreign earnings included in general and administrative	384	—	—
Amortization of acquisition related deferred stock compensation	680	701	107
Restructuring costs	(533)	—	(1,127)

Total operating expense adjustments	5,794	12,444	1,539

Total operating income adjustments	5,711	12,496	2,153
Gain on repurchases of convertible subordinated debt	—	—	(1,594)
(Gain) loss on investments	5,178	(20)	—
Income tax related to repatriation of foreign earnings	4,334	—	—
Income tax effect of adjustments	2,673	(2,392)	—

Non-GAAP net income	$18,952	$2,849	$20,847

Non-GAAP net income per share — basic	$0.07	$0.01	$0.08

Non-GAAP net income per share — diluted	$0.07	$0.01	$0.08

Shares used in non-GAAP per share calculation — basic	269,679	268,765	263,242

Shares used in non-GAAP per share calculation — diluted	270,311	269,419	265,194

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains (losses), including the gain related to repurchases of our convertible subordinated debt, gain from disposition of marketable investment and gain (loss) from disposition of strategic or portfolio investment, and certain costs or benefits, including stock-based compensation expense (benefit), certain expenses relating to our acquisitions of Rhapsody and Therion, including in-process research and development expense, internal review and SEC investigation costs, the restructuring of business operations, and expenses related to repatriation of foreign earnings that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 29,	October 30,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$182,001	$79,375
Short-term investments	209,865	406,933

Total cash, cash equivalents, and short-term investments	391,866	486,308
Restricted cash	277,230	—
Accounts receivable, net	70,104	95,778
Inventories	11,030	5,597
Prepaid expenses and other current assets	23,859	19,131

Total current assets	774,089	606,814
Long-term investments	95,306	250,600
Property and equipment, net	108,118	124,701
Other assets	8,168	5,267

Total assets	$985,681	$987,382

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$23,778	$38,791
Accrued employee compensation	37,762	33,330
Deferred revenue	45,488	34,886
Current liabilities associated with lease losses	4,659	5,677
Other accrued liabilities	73,783	59,968
Convertible subordinated debt	278,883	—

Total current liabilities	464,353	172,652

Non-current liabilities associated with lease losses	12,481	16,799
Convertible subordinated debt	—	352,279

Stockholders’ equity
Common stock	855,833	832,919
Deferred stock compensation	(3,180)	(5,174)
Accumulated other comprehensive income (loss)	(3,974)	860
Accumulated deficit	(339,832)	(382,953)

Total stockholders’ equity	508,847	445,652

Total liabilities and stockholders’ equity	$985,681	$987,382

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)
(unaudited)

	Year Ended
	October 29,	October 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$43,121	$(33,694)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Tax benefit from employee stock plans	2,571	—
Depreciation and amortization	45,853	52,162
Loss on disposal of property and equipment	1,879	8,510
Amortization of debt issuance costs	1,366	1,929
Net (gains) loss on investments and marketable equity securities	5,178	(202)
Gain on repurchases of convertible subordinated debt	(2,318)	(5,613)
Non-cash compensation expense	377	5,008
Provision for doubtful accounts receivable and sales returns	2,979	3,406
In-process research and development	7,784	—
Non-cash restructuring charges	—	4,995
Settlement of an acquisition-related claim	—	6,943
Changes in operating assets and liabilities:
Accounts receivable	21,288	(24,249)
Inventories	(5,433)	(1,636)
Prepaid expenses and other assets	(4,196)	1,089
Accounts payable	(15,082)	4,874
Accrued employee compensation	4,432	2,784
Deferred revenue	10,602	14,994
Other accrued liabilities and long-term debt	10,359	6,595
Liabilities associated with lease losses	(5,245)	(5,910)

Net cash provided by operating activities	125,515	41,985

Cash flows from investing activities:
Purchases of property and equipment	(27,267)	(53,758)
Purchases of short-term investments	(247,042)	(98,126)
Proceeds from maturities of short-term investments	610,813	72,025
Purchases of long-term investments	(202,764)	(288,436)
Purchases of other investments, net	(3,498)	(500)
Proceeds from maturities of long-term investments	178,428	118,078
Funds held in restricted account	(275,995)	—
Cash paid in connection with acquisition, net	(7,185)	—

Net cash provided by (used in) investing activities	25,490	(250,717)

Cash flows from financing activities:
Purchases of convertible subordinated debt	(70,485)	(84,366)
Settlement of repurchase obligation	—	(9,029)
Proceeds from issuance of common stock, net	29,720	21,207
Common stock repurchase program	(7,050)	—

Net cash used in financing activities	(47,815)	(72,188)

Effect of exchange rate fluctuations on cash and cash equivalents	(564)	283

Net increase (decrease) in cash and cash equivalents	102,626	(280,637)
Cash and cash equivalents, beginning of period	79,375	360,012

Cash and cash equivalents, end of period	$182,001	$79,375